UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NEW AGE BEVERAGES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Supplement to Proxy Statement
NEW AGE BEVERAGES CORPORATION
1700 E. 68th Avenue, Denver, CO 80229

This supplements the definitive proxy statement on Schedule 14A filed by New Age Beverages Corporation (the “Company”) with the Securities and Exchange Commission on April 16, 2019 (the “Proxy Statement”).

The sole purpose is to supplement the Company’s Proposal 4 in the Proxy Statement. Proposal 4 of the Proxy Statement is supplemented as follows:

“We have approximately 889 employees (including officers), 5 non-employee directors (out of six total directors), and approximately 100 consultants, who are eligible to receive awards under the 2019 Plan. Eligible persons will receive awards under the 2019 Plan on the basis of furthering the purposes of the 2019 Plan, which are to (a) attract and retain the types of employees, consultants and directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.”

This material is being released to stockholders on or about May 1, 2019, and should be read together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2019 AT 9:00 A.M. MST.

The Notice of Annual Meeting of Shareholders, our Proxy Statement and 2018 Annual Report are available at:
https://www.cleartrustonline.com/nbev/